POWER OF ATTORNEY

Know all men by these presents that MARCOS A. RODRIGUEZ does hereby make, constitute and appoint DAVID PEREZ and ERIK A. SCOTT, or either one of them or any other person acting at the direction of either one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned’s individual capacity and as an officer, member or partner of any entity for which the undersigned is otherwise authorized to sign), to execute and deliver such forms relating to the interests held by Palladium Equity Partners III, LP in Regional Management Corp. as may be required to be filed from time to time with the Securities and Exchange Commission with respect to: (i) Sections 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), including without limitation, Schedule 13D, Schedule 13G, statements on Form 3, Form 4 and Form 5 and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID.

IN WITNESS WHEREOF, I have hereunto set my hand this 26th day of March, 2012.

/s/ Marcos A. Rodriguez
Marcos A. Rodriguez